UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2011

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

133 South WaterSound Parkway, WaterSound, Florida		32413
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	850-588-2250

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, The St. Joe Company (the "Company") has a credit agreement with Branch Banking and Trust Company and Deutsche Bank for a $125 million revolving credit facility (the "Credit Agreement"). On January 12, 2011, as a result of its decision to terminate the Standstill Agreement (as discussed under Item 1.02 below), the Company entered into a Sixth Amendment to the Credit Agreement (the "Sixth Amendment") for the purpose of deleting references to the Standstill Agreement in the definition of Change in Control and deleting the covenant that requires the Company to keep the Standstill Agreement in full force and effect.

The Sixth Amendment retains the provision that prohibits Fairholme Funds, Inc., Fairholme Capital Management, L.L.C., and each of their respective Affiliates (as defined in the Credit Agreement) and officers and directors from collectively acquiring beneficial ownership of more than 30% in the aggregate of the outstanding shares of the Company’s voting stock, but clarifies that the provision does not apply to non-voting shares acquired in excess of 30%.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which is filed as Exhibit 10.1 hereto and which is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on April 6, 2009, the Company entered into an agreement (the "Standstill Agreement") with Fairholme Funds, Inc. and Fairholme Capital Management, L.L.C. (collectively, "Fairholme") permitting Fairholme, the Company’s largest shareholder, to acquire beneficial ownership of up to 30% of the Company’s outstanding common stock. As a result of the approval by the Company’s Board of Directors (the "Board) of the Standstill Agreement, the control share acquisition provisions of the Florida Business Corporation Act, as amended (the "FBCA"), which generally provide that shares acquired in excess of 20% will not possess any voting rights, did not apply.

During the term of the Standstill Agreement, Fairholme and its Affiliates (as defined in the Standstill Agreement) agreed not to (i) acquire, offer to acquire, seek, propose or agree to acquire any material portion of the assets or properties of any material business of the Company or its subsidiaries or 30% or more of the Company’s outstanding common stock, (ii) seek or propose to influence or advise (other than contacts with the officers or Board), change or control management or the Board or affairs of the Company or influence the vote of other persons, (iii) call special meetings or participate in any proxy solicitation or action by written consent, (iv) make any disclosure or take any action that would require the Company to make any public disclosure with respect to the matters covered in the Standstill Agreement, other than communications with Fairholme’s stockholders or account holders in the ordinary course of business and required disclosure of the existence of the Standstill Agreement, or (v) contact others or form a group with any other person with respect to any of the foregoing activities.

The Standstill Agreement was scheduled to expire on April 6, 2012. On January 12, 2011, the Company agreed with Fairholme to accelerate the expiration of the Standstill Agreement. As a result, the Standstill Agreement will expire and be terminated, effective immediately. The Board, with directors Bruce R. Berkowitz and Charles M. Fernandez not voting, unanimously approved the termination of the Standstill Agreement.

In considering the acceleration of the expiration of the Standstill Agreement, the Board determined that taking such action was in the best interests of the Company and its shareholders. The Board determined, among other things, that it was not necessary to maintain the Standstill Agreement for the remainder of its term since Fairholme has been a significant long-term holder of the Company’s common stock. In addition, the Board determined that it was not appropriate for Fairholme to be subject to standstill and other restrictions that did not apply to any other shareholder of the Company.

The Board did not take any action to exempt Fairholme from the control share acquisition provisions of the FBCA. Consequently, any additional shares that constitute "control shares" under the FBCA that Fairholme might acquire will not possess any voting rights under the FBCA, unless the acquisition of such additional shares does not constitute a "control-share acquisition" under the FBCA, unless the shareholders of the Company (other than interested shareholders) were to vote to accord voting rights to such additional shares, or unless the FBCA provides otherwise.

Fairholme Capital Management, L.L.C. beneficially owns approximately 28.93% of the Company’s outstanding common stock. Fairholme Funds, Inc. beneficially owns approximately 24.98% of the Company’s outstanding common stock. Bruce R. Berkowitz and Charles M. Fernandez, who are both current members of the Board, are the Managing Member and President, respectively, of Fairholme Capital Management, L.L.C. Mr. Berkowitz is President and a Director of Fairholme Funds, Inc., and Mr. Fernandez is Vice President and a Director of Fairholme Funds, Inc.

The foregoing description of the Standstill Agreement and the termination thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of (1) the Standstill Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on April 7, 2009 and which is incorporated by reference herein; and (2) the termination letter dated January 12, 2011, a copy of which is filed as Exhibit 10.2 hereto and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Sixth Amendment to Credit Agreement, dated as of January 12, 2011, by and among the Company, St. Joe Timberland Company of Delaware, L.L.C., St. Joe Finance Company, Branch Banking and Trust Company and Deutsche Bank Trust Company Americas.

10.2 Termination Letter, dated as of January 12, 2011, by and among the Company, Fairholme Funds, Inc. and Fairholme Capital Management, L.L.C.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

January 12, 2011	By:	/s/ Reece B. Alford

Name: Reece B. Alford
Title: Senior Vice President, Corporate Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Sixth Amendment to Credit Agreement, dated as of January 12, 2011, by and among the Company, St. Joe Timberland Company of Delaware, L.L.C., St. Joe Finance Company, Branch Banking and Trust Company and Deutsche Bank Trust Company Americas.
10.2	Termination Letter, dated as of January 12, 2011, by and among the Company, Fairholme Funds, Inc. and Fairholme Capital Management, L.L.C.